Exhibit 24

          Consent of KPMG Peat Marwick to the incorporation of their report dated January 31, 1994, relating to certain consolidated statements of condition of Brenton Banks, Inc. into the Registration Statement on Form S-8 of Brenton Banks, Inc.

AUDITORS' CONSENT

The Board of Directors
Brenton Banks, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Brenton Banks, Inc. of our report dated January 31, 1994, relating to the consolidated statements of condition of Brenton Banks, Inc. and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of operations, changes in common stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993 which report appears in the December 31, 1993 annual report on Form 10-K of Brenton Banks, Inc.


                                       ____________________________________
                                                          KPMG Peat Marwick


Des Moines, Iowa
March 25, 1994
                          205